UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[   ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material under §240.14a -12

BIOSPECIFICS TECHNOLOGIES CORP.
(Name of Registrant as Specified in its Charter)

_____________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: ______________________________________________
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(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ______________________________________________________________________

(4)	Proposed maximum aggregate value of transaction: ______________________________________________________
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[   ] Fee paid previously with preliminary materials.
[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)	Date Filed: _____________________________________________________________________________________

BIOSPECIFICS TECHNOLOGIES CORP.
35 WILBUR STREET
LYNBROOK, NEW YORK 11563
516-593-7000

April 30, 2014

Dear Stockholder:

             On behalf of the Board of Directors of BioSpecifics Technologies Corp. (the “Company”), I invite you to attend our 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”). The 2014 Annual Meeting will be held on Tuesday, June 24, 2014, at 11:00 a.m., Eastern Daylight Time at the offices of Bingham McCutchen LLP, 399 Park Avenue, New York, New York 10022.

             The matters to be voted upon at the 2014 Annual Meeting are listed in the Notice of the 2014 Annual Meeting and more fully described in the Proxy Statement, accompanying this letter.

             At the 2014 Annual Meeting, you will be provided an opportunity to ask questions regarding the matters to be voted upon, gain an up-to-date perspective on the Company and its activities and meet the directors of the Company.

             We know that many of our Company’s stockholders (each a “Stockholder” and collectively, the “Stockholders”) will be unable to attend the 2014 Annual Meeting in person. We, therefore, are soliciting proxies so that each Stockholder has an opportunity to vote on the matters that are scheduled to come before the Stockholders at the 2014 Annual Meeting. Whether or not you plan to attend, please take the time now to read the Proxy Statement and vote and submit your proxy by signing, dating and returning your Proxy Card promptly in the enclosed postage-paid envelope. You may revoke your proxy at any time prior to the time it is voted at the 2014 Annual Meeting. Regardless of the number of Company shares you own, your presence in person or by proxy is important for quorum purposes and your vote is important for proper corporate action.

             Thank you for your continuing interest in the Company. We look forward to seeing you at the 2014 Annual Meeting.

             If you have any questions about the Proxy Statement, please contact me at (516) 593-7000.

Sincerely,

/s/ Thomas L. Wegman
Thomas L. Wegman
President

BIOSPECIFICS TECHNOLOGIES CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
JUNE 24, 2014

To the Stockholders of BIOSPECIFICS TECHNOLOGIES CORP.:

             Notice is hereby given that the 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”) of BioSpecifics Technologies Corp., a Delaware corporation (the “Company”), will be held on Tuesday, June 24, 2014, at 11:00 a.m., Eastern Daylight Time, at the offices of Bingham McCutchen LLP, 399 Park Avenue, New York, New York 10022 for the following purposes:

1.	To elect two persons to the Board of Directors of the Company, each to serve as specified in the attached Proxy Statement or until such person resigns, is removed, or otherwise leaves office;

2.	To approve, on an advisory basis, the executive compensation of the named executive officer as disclosed in the attached Proxy Statement; and

3.	To transact such other business as may properly come before the 2014 Annual Meeting or any adjournment thereof.

             Only the Company’s stockholders of record at the close of business on April 25, 2014 are entitled to this notice (this “Notice”) and to vote at the 2014 Annual Meeting and any adjournment thereof.

             A Proxy Statement more fully describing the matters to be considered at the 2014 Annual Meeting is attached to this Notice. Copies of our 2013 Annual Report on Form 10-K (including the financial statements and schedules thereto, as filed with the Securities and Exchange Commission) accompany this Notice, but are not deemed to be part of the Proxy Statement.

             It is important that your shares be represented at the meeting. We urge you to review the attached Proxy Statement and, whether or not you plan to attend the meeting in person, please vote your shares promptly by completing, signing and returning the accompanying Proxy Card. You do not need to affix postage to the enclosed reply envelope if you mail it within the United States. If you attend the meeting, you may withdraw your proxy and vote your shares personally.

             If your shares are not registered in your own name and you would like to attend the 2014 Annual Meeting, please ask the bank, broker or other institution that holds your shares to provide you with evidence of your share ownership. This will enable you to gain admission to the meeting.

By Order of the Board of Directors,

/s/ Thomas L. Wegman
Thomas L. Wegman
President

April 30, 2014

Important Notice Regarding the Availability of Proxy Materials for the 2014 Annual Meeting
The Notice, Proxy Statement, Proxy Card and our 2013 Annual Report on Form 10-K are available at http://www.materials.proxyvote.com/090931.

BIOSPECIFICS TECHNOLOGIES CORP.
35 WILBUR STREET
LYNBROOK, NEW YORK 11563
__________

PROXY STATEMENT
__________

             This Proxy Statement (the “Proxy Statement”) and the accompanying Proxy Card (the “Proxy Card”) are being furnished with respect to the solicitation of proxies by the Board of Directors (the “Board”) of BioSpecifics Technologies Corp., a Delaware corporation (the “Company,” “BioSpecifics” or “we”), for the 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”). The 2014 Annual Meeting will be held at 11:00 a.m., Eastern Daylight Time, on Tuesday, June 24, 2014, and at any adjournment thereof, at the offices of Bingham McCutchen LLP, 399 Park Avenue, New York, New York, 10022.

             The approximate date on which the Proxy Statement and Proxy Card are intended to be sent or given to the Company’s stockholders (each a “Stockholder” and collectively, the “Stockholders”) is April 30, 2014.

             The purposes of the 2014 Annual Meeting are to seek Stockholder approval of the following two proposals (the “Proposals”):

(i)	electing two directors to the Board; and

(ii)	approving, on an advisory basis, the executive compensation of the named executive officer as disclosed in this Proxy Statement.

Who May Vote

             Stockholders of record of our common stock (the “Common Stock”) as of the close of business on April 25, 2014 (the “Record Date”) are entitled to notice and to vote at the 2014 Annual Meeting and any adjournment thereof. As of the Record Date, we had issued and outstanding 6,404,514 shares of Common Stock. We have no other securities entitled to vote at the meeting.

             A list of Stockholders entitled to vote at the 2014 Annual Meeting will be available at the 2014 Annual Meeting and will also be available for ten (10) days prior to the 2014 Annual Meeting, during regular office hours, at the executive offices of the Company, located at 35 Wilbur Street, Lynbrook, New York, 11563, by contacting the President of the Company.

             The presence at the 2014 Annual Meeting of a majority of the outstanding shares of Common Stock as of the Record Date, in person or by proxy, is required for a quorum. Should you submit a proxy, even though you abstain as to one or more proposals, or you are present in person at the 2014 Annual Meeting, your shares shall be counted for the purpose of determining if a quorum is present. Broker non-votes will also be counted for purposes of establishing a quorum.

             If you hold your shares through a bank, broker or other institution and you do not provide voting instructions to them prior to an annual meeting, such bank, broker or other institution has the discretion to vote your shares at an annual meeting only with respect to routine matters. The bank, broker or institution that holds your shares, however, cannot vote your shares on non-routine matters. We refer to this as a “broker non-vote.” For purposes of the 2014 Annual Meeting, there are no routine matters on the agenda. Therefore, we strongly encourage you to provide instructions to your broker, bank or other institution, as the case may be, regarding the voting of your shares with respect to all Proposals on the 2014 Annual Meeting agenda.

Voting

             If you were the record holder of shares of Common Stock on April 25, 2014, you may vote in person by attending the 2014 Annual Meeting or, to ensure that your shares of Common Stock are represented at the 2014 Annual Meeting, you may vote by completing and signing the Proxy Card and mailing it in the enclosed postage-paid envelope. Complete instructions are included on the Proxy Card.

             If your shares of Common Stock are held in “street name” through a bank, broker or other institution, then that bank, broker or other institution is considered the holder of record of your shares, and you should refer to information forwarded to you by such holder of record for your voting options. If your shares of Common Stock are held in “street name” through a bank, broker or other institution, you may be eligible to vote your shares electronically over the Internet or by telephone. If you hold your shares of Common Stock in “street name” and wish to attend the 2014 Annual Meeting, you must ask the bank, broker or other institution to provide you with evidence of share ownership and bring that evidence with you to the 2014 Annual Meeting. This will enable you to gain admission to the 2014 Annual Meeting.

             The shares of Common Stock represented by any proxy duly given will be voted at the 2014 Annual Meeting in accordance with the instructions of the Stockholder. If no specific instructions are given, the shares will be voted FOR the election of the nominees for director set forth herein and FOR approving, on an advisory basis, the executive compensation of the named executive officer as disclosed in this Proxy Statement. In addition, if any other matters come before the 2014 Annual Meeting, the persons named in the accompanying Proxy Card will vote in accordance with their best judgment with respect to such matters.

             Each share of Common Stock outstanding on the Record Date will be entitled to one vote on all matters. Directors are elected by a plurality of votes cast by Stockholders entitled to vote at the meeting. The affirmative vote of a majority of the shares cast at the 2014 Annual Meeting is required in respect of the other matters to be voted upon at the 2014 Annual Meeting.

Revoking Your Proxy

             Even if you execute a proxy, you retain the right to revoke it and to change your vote by notifying us at any time before your proxy is voted. Such revocation may be effected in writing by execution of a subsequently dated proxy, or by a written notice of revocation, sent to the attention of the Company’s President at the address of our principal office set forth above, or by your attendance and voting in person at the 2014 Annual Meeting. Unless so revoked, the shares represented by proxies, if received in time, will be voted in accordance with the directions given therein.

             If the 2014 Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the 2014 Annual Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the 2014 Annual Meeting (except for any proxies that have at that time effectively been revoked or withdrawn).

             You are requested, regardless of the number of shares you own or your intention to attend the 2014 Annual Meeting, to sign and return the Proxy Card in the enclosed envelope. You do not need to affix postage to the enclosed reply envelope if you mail it within the United States.

Solicitation of Proxies

             The expenses of solicitation of proxies will be paid by the Company. We may solicit proxies by mail or by phone through agents of the Company, or the officers and employees of the Company, who will receive no extra compensation therefor, may solicit proxies personally, by telephone, facsimile or mail. The Company plans to utilize MacKenzie Partners, Inc. to solicit proxies and the estimated cost for such solicitation services are not anticipated to exceed $30,000. The Company will also reimburse banks, brokers or other institutions for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.

Dissenters’ Right of Appraisal

             Under the Delaware General Corporation Law, Stockholders are not entitled to any appraisal or similar rights of dissenters with respect to any of the proposals to be acted upon at the 2014 Annual Meeting.

Delivery of Proxy Materials to Households

             Only one copy of the Company’s 2013 Annual Report on Form 10-K (including the financial statements and schedules thereto, as filed with the Securities and Exchange Commission (the “SEC”), the “2013 Annual Report”) and the Proxy Statement will be delivered to an address where two or more Stockholders reside unless we have received contrary instructions from a Stockholder residing at such address. A separate Proxy Card will be delivered to each Stockholder at the shared address.

             If you are a Stockholder who lives at a shared address and you would like additional copies of the 2013 Annual Report, the Proxy Statement, or any future annual reports or proxy statements, please contact Thomas L. Wegman, President, BioSpecifics Technologies Corp., 35 Wilbur Street, Lynbrook, New York 11563, telephone number (516) 593-7000, and we will promptly mail you copies. The Proxy Statement and the 2013 Annual Report are also available at http://www.materials.proxyvote.com/090931. If you are receiving multiple copies of the Proxy Statement and Annual Report at your household and wish to receive only one, please contact Thomas L. Wegman at the mailing address or phone number listed above.

Interest of Officers and Directors in Matters to Be Acted Upon

             With the exception of the stockholders approving, on an advisory basis, the executive compensation of Thomas L. Wegman, none of the Company’s officers or directors has any interest in any of the matters to be acted upon, except to the extent that a director is named as a nominee for election to the Board.

Directors and Executive Officers

             Set forth below are the names of our current directors and officers, their ages, all positions and offices that they hold with us, the period during which they have served as such, and their business experience during at least the last five years.

THOMAS L. WEGMAN. Mr. Wegman, age 59, has served as an officer of the Company for more than 15 years. He is our current President and has served as our President since October 17, 2005. Prior to such appointment, he served as the Executive Vice President of the Company. Effective in 1994, Mr. Wegman became a director on the Board of the Company and has served as such since that time. He has over 30 years of experience in the bio-pharmaceutical industry that encompasses managing company operations and drug development, licensing, and registration. Mr. Wegman has had experience managing the production, marketing and foreign registration activities related to an avian vaccine business. Mr. Wegman has been instrumental in licensing technologies from universities for use by the Company. He is the author of a number of U.S. and foreign patents in the life sciences field. Mr. Wegman received his B.A. from Boston University in 1977. Mr. Wegman is the son of our former CEO and Chairman, Edwin H. Wegman, who passed away on February 16, 2007. Mr. Wegman is the brother of Dr. Mark Wegman and the stepson of Toby Wegman, both of whom are currently directors of the Company.

HENRY MORGAN. Mr. Morgan, age 93, is currently a director on the Board and has served as a director of the Company since 1990, with the exception of a few interim months. He has been a practicing attorney for more than 50 years. Prior to his work as an attorney, he was employed in the insurance industry as an auditor and agent. His law practice is in the defense of corporations and individuals for claims asserted against them that allege professional errors and omissions, defective products, insurance coverage issues and employment related disputes. Mr. Morgan is a member of the Essex County, New Jersey State and American Bar Associations and the Defense Research Institute. He received his B.A. and J.D. degrees from Rutgers, The State University of New Jersey.

DR. PAUL GITMAN. Dr. Gitman, age, 73, is currently a director on the Board and has served as a director of the Company since 1990. He is board certified by the American Board of Internal Medicine, the American Board of Quality Assurance and Utilization Review and the American Board of Medical Quality and is a Master in the American college of Physicians. Following 25 years in private medical practice he joined the fulltime faculty of Long Island Jewish Medical Center where he was Medical Director and later Vice President of Medical Affairs for the North Shore Long Island Jewish Health System until 2009. Since that time, Dr. Gitman has been a consultant in Quality Improvement. Dr. Gitman is currently an Associate Professor of Medicine at The Hofstra North Shore LIJ School of Medicine as well as the Chairman of the Medical Society of the State of New York’s Committee for Physician’s Health. He has served on the New York State Board of Medicine for 10 years and on various New York State Committees and Task Forces. He is past President of The American College of Medical Quality, the New York Chapter of the American College of Physicians and the Medical Society of the County of Queens. Dr. Gitman received his medical degree from Boston University School of Medicine.

MICHAEL SCHAMROTH. Mr. Schamroth, age 74, is currently a director on the Board and has served as a director of the Company since 2004. He has been a partner of M. Schamroth & Sons in New York City for over 40 years. As a principal in this fourth-generation international diamond house, Mr. Schamroth has extensive experience in dealing with all aspects of the trade, from manufacturing to sales. He has been a member of the Diamond Manufacturers and Importers Association since 1964, and has served on the Nominating and Building Committees of the Diamond Dealers Club. In addition, Mr. Schamroth has served as a member of the Board of South Nassau Communities Hospital since 1976, the Board of the Winthrop-South Nassau University Health System since 1993 and the Board of Sound Bank of North Carolina since 2002. He has been a member of the Miami University Business Advisory Board since 1984 and served as its Chairman from 1987-1988. He received his B.S. in Business from Miami University, Oxford, Ohio.

TOBY WEGMAN. Ms. Wegman, age 79, is currently a director on the Board and has served as a director of the Company since June 25, 2007. Ms. Wegman is the widow of our former CEO and Chairman, Edwin H. Wegman. Ms. Wegman has had a range of business-related work experiences. For five years she owned and operated a women’s apparel business and prior to that managed a women’s retail clothing operation. She had also been actively involved in the management of Edwin H. Wegman’s business interests and finances for many years. Ms. Wegman is the stepmother of Thomas L. Wegman and Dr. Mark Wegman, both of whom are currently directors of the Company. Ms. Wegman is a member of the Lion of Judah, and a lifetime member of both the National Council of Jewish Women and HADASSAH. Mrs. Wegman is nominated for re-election at the 2014 Annual Meeting.

DR. MARK WEGMAN. Dr. Wegman, age 64, is currently a director on the Board and has served as a director of the Company since June 25, 2007. He joined International Business Machines (“IBM”) in 1975 where Dr. Wegman is currently Chief Scientist Computing as a Service with world wide responsibilities in IBM’s Research laboratories. Dr. Wegman is recognized for his significant contributions to computer algorithms and compiler optimization that have deeply influenced many areas of computer science and practice. This work was recognized by the Special Interest Group On Programming Languages in 2006 with its Programming Languages Achievement Award. He is an IBM Fellow, which is IBM’s highest technical honor, and a Fellow of the ACM and the IEEE. He is also a member of the National Academy of Engineering. Dr. Wegman is the author of over 30 publications in the field of Computer Science. Dr. Wegman received his doctorate in Computer Science from the University of California at Berkeley. Dr. Wegman is the son of our former CEO and Chairman, Edwin H. Wegman. Dr. Wegman is the brother of Thomas L. Wegman, a current director and President of the Company, and the stepson of Toby Wegman, a current director of the Company. Dr. Wegman is nominated for re-election at the 2014 Annual Meeting.

GEORGE GOULD. Mr. Gould, age 76, is currently a director on the Board and has served as a director of the Company since December 6, 2011. Mr. Gould is a practicing attorney and currently serves as a Principal of George M. Gould, LLC and of counsel to Gibbons PC, where he specializes in biotechnology and pharmaceutical licensing and patent law. He has over 40 years of experience in licensing with large pharmaceutical as well as start-up biotech companies. Mr. Gould was employed at Hoffmann-La Roche Inc. from 1968 to 1996, and at the time of his retirement from the company in 1996, he was serving as Vice President of Licensing and Corporate Development and Chief Patent Counsel. Prior to joining Hoffmann-La Roche, he was a Senior Patent Attorney at Esso Research & Engineering Co. for 6 years and worked as an organic chemist at Merck & Co., Inc. for 3 years. He has also served as an adjunct professor at Seton Hall University School of Law and as a lecturer at Rutgers University School of Business. In addition, Mr. Gould has extensive experience acting as an expert witness in patent cases. Mr. Gould has previously served as a member of the Board of Tapestry Pharmaceuticals, the Board of Supratek Pharma Inc., the Board of AngioGenex Inc., and the Board of Protein Design Labs, Inc. He earned his bachelors degree in organic chemistry at The Johns Hopkins University in 1958 and conducted his graduate studies in chemistry at New York University from 1958 to 1960. Mr. Gould received his J.D. from Columbia University School of Law in 1963 and his L.L.M. from New York University School of Law in 1973.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

             Based on information publicly filed and provided to us by certain holders, the following table shows the amount of our Common Stock beneficially owned as of the close of business on the Record Date, April 25, 2014, by (i) each person known by us to beneficially own more than 5% of our voting securities, (ii) each executive officer, (iii) each of our directors, and (iv) all of our executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock that could be issued upon the exercise of outstanding options and warrants held by that person that are currently exercisable or exercisable within 60 days of April 25, 2014 are considered outstanding. Unless otherwise stated in a footnote, each of the beneficial owners listed below has direct ownership of and sole voting power and investment power with respect to the shares of our Common Stock.

Name and Address of	Amount and Nature of	Percentage
Beneficial Owner	Beneficial Ownership

5% or Greater Stockholders:

Edwin H. Wegman Marital Trust	1,005,178 (2)	15.69% (1)
Co-trustee Toby Wegman
Co-trustee Thomas L. Wegman
35 Wilbur Street
Lynbrook, NY 11563

Jeffrey K. Vogel	676,381 (4)	10.56% (1)
1 Meadow Drive
Lawrence, NY 11559

Stonepine Capital, L.P.	405,000 (3)	6.32% (1)
475 Gate Five Road, Suite 300
Sausalito, CA 94965

Name and Address of	Amount and Nature of	Percentage
Beneficial Owner	Beneficial Ownership

Duke University	327,664 (5)	5.12% (1)
The Duke Endowment
Employee’s Retirement Plan of Duke
University
Gothic HSP
DUMAC, LLC
Blackwell Partners, LLC
c/o DUMAC, LLC
406 Blackwell Street, Suite 300
Durham, NC 27701

Armistice Capital, LLC	320,000 (6)	5.00% (1)
Armistice Capital Master Fund Ltd.
Steven Boyd
237 Park Avenue, 9th Floor
New York, NY 10017

Directors and Named Executive Officers

Thomas L. Wegman, President and Director	1,505,440 (8)	22.54% (7)
35 Wilbur Street
Lynbrook, NY 11563

Toby Wegman, Director	1,021,892 (9)	15.92% (7)
35 Wilbur Street
Lynbrook, NY 11563

Dr. Paul Gitman, Director	163,425 (10)	2.51% (7)
35 Wilbur Street
Lynbrook, NY 11563

Henry Morgan, Director	176,193 (11)	2.68% (7)
35 Wilbur Street
Lynbrook, NY 11563

Michael Schamroth, Director	129,000 (12)	1.98% (7)
35 Wilbur Street
Lynbrook, NY 11563

Dr. Mark Wegman, Director	95,272 (13)	1.48% (7)
35 Wilbur Street
Lynbrook, NY 11563

George Gould, Director	0 (14)	0% (7)
35 Wilbur Street
Lynbrook, NY 11563

Name and Address of	Amount and Nature of	Percentage
Beneficial Owner	Beneficial Ownership

All Executive Officers and Directors as a Group (7 persons)	2,086,044 (15)	29.44% (7)

(1)	Based on 6,404,514 shares of Common Stock outstanding as of April 25, 2014 pursuant to Rule 13d- 3(d)(1) under the Securities Exchange Act of 1934, as amended.

(2)

The shares of Common Stock beneficially owned by the Edwin H. Wegman Marital Trust are included in the number disclosed in this chart for Toby Wegman and Thomas L. Wegman, the co-trustees of the Edwin H. Wegman Marital Trust. As disclosed in their respective footnotes, the shares of Common Stock owned by the Edwin H. Wegman Marital Trust are indirectly held by each of the co-executors.

(3)	The foregoing information is based on the reporting person’s Schedule 13D filed with the SEC on March 7, 2014.

(4)	The foregoing information is based on the reporting person’s Form 4 filed with the SEC on March 18, 2013.

(5)

Includes 327,644 shares of Common Stock held by Blackwell Partners LLC (“Blackwell”). Blackwell is a Georgia limited liability company through which Duke University, Employees’ Retirement Plan of Duke University, Gothic HSP and the Duke Endowment make certain of their segregated account investments, and each of them, along with Blackwell, receives investment management services from DUMAC, LLC. Duke University owns approximately 52.7% of the membership interests of Blackwell through its wholly-owned subsidiary Gothic Corporation. The Duke Endowment owns approximately 23.5% of the membership interests of Blackwell. Employees' Retirement Plan of Duke University owns approximately 7.2% of the membership interests of Blackwell. Gothic HSP owns approximately 16.6% of the membership interests of Blackwell. The foregoing information is based on the reporting person’s Schedule 13G/A filed with the SEC on September 17, 2010.

(6)	The foregoing information is based on the reporting person’s Schedule 13G filed with the SEC on February 21, 2014.

(7)

Based on (x) 6,404,514 shares of Common Stock outstanding as of April 25, 2013, plus (y) the number of shares of Common Stock issuable upon exercise of outstanding options held by the applicable Executive Officers or Directors that are currently exercisable or exercisable within 60 days of April 25, 2014. Shares of Common Stock subject to stock options that are exercisable as of or within 60 days of April 25, 2014 are deemed to be outstanding and beneficially owned by the person holding the option unit for the purposes of calculating the percentage ownership of that person, but are not deemed outstanding for the purpose of calculating the percentage ownership of any other person.

(8)

Includes (i) 275,000 shares of Common Stock subject to stock options that are currently exercisable or exercisable within 60 days of April 25, 2014, (ii) 8,778 shares of Common Stock held jointly by Thomas L. Wegman and his wife, (iii) indirect ownership of 3,650 shares of Common Stock held by Thomas L. Wegman’s wife, (iv) indirect ownership of 4,390 shares of Common Stock held in trust for the benefit of Thomas L. Wegman's son, Jacob Wegman, and (v) indirect ownership of 1,005,178 shares of Common Stock beneficially owned by the Edwin H. Wegman Marital Trust. Thomas L. Wegman is the son of Edwin H. Wegman, the brother of Dr. Mark Wegman and stepson to Toby Wegman. He is also the co-executor of the Edwin H. Wegman Marital Trust.

(9)

Includes (i) 15,000 shares of Common Stock subject to stock options that are currently exercisable or exercisable within 60 days of April 25, 2014 and (ii) indirect ownership of 1,005,178 shares of Common Stock beneficially owned by the Edwin H. Wegman Marital Trust. Toby Wegman is the widow of Edwin H. Wegman and the stepmother of Dr. Mark Wegman and Thomas L. Wegman. She is also the co-executor of the Edwin H. Wegman Marital Trust.

(10)	Includes 104,000 shares of Common Stock subject to stock options that are currently exercisable or exercisable within 60 days of April 25, 2014.

(11)	Includes 159,000 shares of Common Stock subject to stock options that are currently exercisable or exercisable within 60 days of April 25, 2014.

(12)	Includes 99,000 shares of Common Stock subject to stock options that are currently exercisable or exercisable within 60 days of April 25, 2014.

(13)

Includes (i) 30,000 shares of Common Stock subject to stock options that are currently exercisable or exercisable within 60 days of April 25, 2014 and (ii) 61,372 shares of Common Stock held jointly by Dr. Mark Wegman and his wife.

(14)	George Gould holds 15,000 shares of Common Stock subject to stock options. However, the stock options are not currently exercisable or exercisable within 60 days of April 25, 2014.

(15)

For purposes of clarification, each of the 1,005,178 shares of Common Stock owned by the Edwin H. Wegman Marital Trust (and indirectly owned by Toby Wegman and Thomas L. Wegman, the co- executors of the Edwin H. Wegman Marital Trust) have only been counted one time in calculating the number of shares of Common Stock beneficially owned by all officers and directors.

BOARD OF DIRECTORS AND COMMITTEES
Board Leadership Structure

             The Board does not have a Chairman. Additionally, the Board does not have a formal policy as to whether the same person may serve as both the principal executive officer of the Company and Chairman and, in the event such person does serve in such a dual capacity, whether a lead independent director should be designated by the Board for Board leadership purposes. At the present time, the Board does not believe that such a policy is necessary because it believes that the current Board membership, together with the Company’s management, possess the requisite leadership and industry skills, expertise and experiences to effectively oversee the business and affairs of the Company. Moreover, the Board prefers to retain the flexibility to select the appropriate leadership structure for the Company based upon the existence of various conditions, including, but not limited to, business, financial or other market conditions, affecting the Company at any given time. Notwithstanding the foregoing, the independent directors of the Board regularly participate in executive sessions outside of the presence of any management directors or other members of the Company’s management.

Risk Oversight

             Generally, the Board, in its advisory capacity, and the Company’s management, regularly review the Company’s strategic plan which includes, among other things, the various business, financial and other market risks confronting, and opportunities available to, the Company at any given time. Specifically, the Board, in the Company’s Corporate Governance Guidelines, dated December 3, 2009, is charged with assessing major risks facing the Company and reviewing options to mitigate such risks.

             Additionally, the Board has delegated certain risk oversight responsibilities to its committees (the “Committees”). For example, the Audit Committee, in accordance with the Amended and Restated Audit Committee Charter, adopted on December 4, 2006 and revised on June 17, 2009 and December 3, 2009, respectively (the “Audit Committee Charter”), is required to regularly review and discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. Additionally, the Nominating and Corporate Governance Committee, pursuant to the Nominating and Corporate Governance Charter adopted April 7, 2008 and revised June 17, 2009 (the “Nominating and Corporate Governance Committee Charter”), is required to regularly review the corporate governance principles of the Company and recommend to the Board any proposed changes it may deem appropriate. The Compensation Committee, in accordance with the Compensation Committee Charter adopted on December 4, 2006 and revised on June 17, 2009 and June 19, 2013 (the “Compensation Committee Charter”), considers risks related to the attraction and retention of professional talent and the implementation and administration of compensation and benefit plans affecting the Company’s employees. The Intellectual Property Committee, in accordance with the Intellectual Property Committee Charter adopted on March 2, 2010 and revised on June 13, 2013, considers risks related to the Company’s intellectual property strategy, which includes, among other things, the Company’s intellectual property development, maintenance, licensing, litigation, prosecution and protection strategies. All Committees are required, pursuant to their respective Charters, to regularly report to the Board. The activities of the Audit, Nominating and Corporate Governance and Compensation Committees are more fully described below.

Board Meetings

             The Board met five times and acted by unanimous written consent on two occasions during the calendar year ended December 31, 2013. Six of the seven Board members serving on the Board at such time attended our 2013 Annual Meeting held on June 19, 2013.

Committees and Committee Meetings

             As noted above, the Board has an Audit Committee, a Nominating and Corporate Governance Committee, a Compensation Committee and an Intellectual Property Committee. The members of each Committee are appointed by our Board. From time to time, the Board may establish other committees. Below is a description of the three principal committees.

Audit Committee and Audit Committee Financial Expert

             The Audit Committee is comprised of three of our independent directors, Dr. Paul Gitman, Henry Morgan, and Michael Schamroth. Dr. Gitman serves as the Chair of the Audit Committee. Our Board has determined that each of Dr. Paul Gitman, Henry Morgan and Michael Schamroth is independent within the meaning of Nasdaq Marketplace Rule 5605(a)(2) as adopted by The NASDAQ Stock Market LLC (“Nasdaq”) as well as the enhanced independence standards contained in Nasdaq Rule 5605(c)(2) and Rule 10A-3 under the Securities Exchange Act of 1934, as amended, that relate specifically to members of audit committees. The Audit Committee does not have an “audit committee financial expert” within the meaning of the SEC’s rules and regulations. While the Board has determined that nominating an “audit committee financial expert” is not required because the members of the Audit Committee are collectively capable of discharging the Audit Committee’s duties and responsibilities in accordance with applicable law, the Board is considering the appointment of an “audit committee financial expert” to the Board and to the Audit Committee. The Board has also determined that one or more of the remaining members of the Audit Committee have the level of financial sophistication required by Nasdaq Rule 5605(c)(2)(A).

             As noted above, the Audit Committee is governed by the Audit Committee Charter. A copy of this Charter is available on our website at www.biospecifics.com under “Investor Relations - Corporate Governance.” In addition to the risk oversight responsibilities discussed above, the Audit Committee’s other responsibilities include: selecting our independent registered public accounting firm, reviewing with the Company’s independent auditors the results of their audits, reviewing with the independent accountants and management our financial reporting and operating controls and the scope of audits, reviewing our budgets and making recommendations concerning our financial reporting, accounting practices and policies and financial, accounting and operating controls and safeguards and reviewing matters relating to the relationship between the Company and our auditors, including the selection of and engagement fee for the independent registered public accounting firm.

             The Audit Committee met six times during 2013.

Compensation Committee

             The Compensation Committee is comprised of three of our independent directors, Michael Schamroth, Dr. Paul Gitman and Henry Morgan. Mr. Morgan serves as the Chair of the Compensation Committee. The Compensation Committee is governed by the Compensation Committee Charter. A copy of this Charter is available on our website at www.biospecifics.com under “Investor Relations - Corporate Governance.” In addition to the risk oversight responsibilities discussed above, the Compensation Committee’s other responsibilities include: reviewing and recommending approval of the compensation of our executive officers following consideration of corporate goals and objectives relevant to such executive officers, overseeing the evaluation of the Company’s senior executives, reviewing and making recommendations to the Board regarding incentive compensation and equity-based plans, and administering our stock option plans. The Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation.

             The Compensation Committee met three times during 2013.

Nominating and Corporate Governance Committee

             The Nominating and Corporate Governance Committee is comprised of three of our independent directors, Michael Schamroth, Dr. Paul Gitman, and Henry Morgan. Mr. Schamroth serves as the Chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is governed by the Nominating and Corporate Governance Committee Charter. A copy of this Charter is available on our website at www.biospecifics.com under “Investor Relations - Corporate Governance.” In addition to the risk oversight responsibilities discussed above, the Nominating and Corporate Governance Committee’s other responsibilities include: identifying individuals qualified to become Board members and to recommend to the Board the nominees for director at annual meetings of Stockholders, recommending to the Board nominees for each committee of the Board, developing and recommending to the Board corporate governance principles applicable to the Company and leading the Board in its annual review of the Board’s performance.

             The Nominating and Corporate Governance Committee may receive from Stockholders and others recommendations for nominees for election to the Board and recommend to the Board candidates for Board membership for consideration by the Stockholders at the annual meeting of Stockholders and candidates for election to the Board at intervals between annual meetings. In recommending candidates to the Board, the Committee shall take into consideration the Board’s criteria for selecting new directors, including but not limited to integrity, past achievements, judgment, intelligence, relevant experience and the ability of the candidate to devote adequate time to Board duties. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for any Board candidate. In order for the Board to fulfill its responsibilities, our Nominating and Corporate Governance Committee believes that the Board should include directors possessing a blend of experience, knowledge and ability.

             The Nominating and Corporate Governance Committee met two times during 2013.

Family Relationships

             Edwin H. Wegman, our former Chairman and CEO, was (i) the father of Thomas L. Wegman, a current director and our current President, (ii) the father of Dr. Mark Wegman, a current director, and (iii) the husband of Toby Wegman, a current director.

Code of Business Conduct and Ethics

             The Company’s Amended and Restated Code of Business Conduct and Ethics (“Code of Ethics”) applies to, among other persons, members of our Board, our officers, contractors, consultants and advisors. A copy of our Code of Ethics is available on our website at www.biospecifics.com under “Investor Relations—Corporate Governance.” We intend to post on our website disclosures that are required by applicable law, SEC rules or Nasdaq listing standards concerning any amendment to, or waiver from, our Code of Ethics.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

             Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who beneficially own more than ten percent of our shares of Common Stock to file reports of their beneficial ownership and changes in ownership (Forms 3, 4 and 5, and any amendment thereto) with the SEC. Executive officers, directors, and greater-than-ten-percent holders are required to furnish us with copies of all Section 16(a) forms they file.

             Based solely upon a review of the Forms 3, 4, and 5, as applicable, furnished to us for the fiscal year ended December 31, 2013, we have determined that our executive officers, directors and greater than ten percent beneficial owners filed their beneficial ownership and change in ownership reports with the SEC in a timely manner, except that Mr. Thomas L. Wegman, a current director and our current President, was one day late in filing one transaction on Form 4 and Mr. Jeffrey K. Vogel, a greater than ten percent beneficial owner, was late in filing one Form 4.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

             In furtherance of its risk oversight responsibilities, the Audit Committee, pursuant to the Audit Committee Charter, reviews and either approves or disapproves all related persons transactions.

             Lease with Wilbur St. Corp.

             Our corporate headquarters are currently located at 35 Wilbur St., Lynbrook, NY 11563. On November 21, 2013, the Company entered into an Agreement of Lease (the “New Lease”) with 35 Wilbur Street Associates, LLC (“New Landlord”) for the Company’s corporate headquarters located at 35 Wilbur Street, Lynbrook, New York 11563 (the “Premises”). Neither the Company nor its affiliates have a material relationship or affiliation with the New Landlord. As previously reported, the Company formerly leased the Premises from Wilbur St. Corp. (“WSC”). On November 21, 2013, WSC sold the Premises to the New Landlord, and the Company entered into the New Lease with the New Landlord and simultaneously terminated the existing lease. The term of the New Lease is twenty-four months, provided, however, that the Company has the option to cancel the New Lease after the first year by giving three months’ notice, which may be given before the expiration of the first year. Pursuant to the New Lease, the Company’s monthly base rent is $12,000.00. The Company is required to pay as additional rent an amount equal to the increase in taxes over a specified base year.

             Engagement of Gibbons P.C.

             The Company has engaged Gibbons P.C. (“Gibbons Law Firm”) as legal counsel for certain specific matters in 2013 and 2014. Mr. George Gould, a member of the Board and an independent director, is “Counsel” at the Gibbons Law Firm. To date, the Gibbons Law Firm has invoiced the Company less than $10,000 in the aggregate for services rendered. As counsel to the Gibbons Law Firm, Mr. Gould has no financial interest in any payments made by the Company to the Gibbons Law Firm.

Board Determination of Director Independence

             Our securities are listed on the Nasdaq Global Market and we use the standards of “independence” prescribed by rules set forth by Nasdaq. We have determined that our directors, Henry Morgan, Dr. Paul Gitman, Michael Schamroth, and George Gould, three of whom serve as the sole members of our Audit, Compensation, and Nominating and Corporate Governance Committees (Henry Morgan, Dr. Paul Gitman, and Michael Schamroth), qualify as “independent” under the Nasdaq rules but that our remaining three directors, Thomas L. Wegman, Toby Wegman and Dr. Mark Wegman, do not qualify as “independent” under such rules. The Nasdaq rules include a series of objective tests that would not allow a director to be considered independent if the director had certain employment, business or family relationships with the Company. The Nasdaq independence definition includes a requirement that the Board also review the relationship of each independent director to the Company on a subjective basis. In accordance with that review, the Board has made a subjective determination as to each independent director that no relationships exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and the Company’s management.

REPORT OF THE AUDIT COMMITTEE

             The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Report by reference therein.

             The Audit Committee of our Board is responsible for assisting the Board in fulfilling its oversight responsibilities regarding the Company’s financial accounting and reporting processes, system of internal control, audit process, and process for monitoring compliance with laws and regulations.

             Management of the Company has the primary responsibility for the Company’s consolidated financial statements as well as the Company’s financial reporting process, accounting principles and internal controls. Tabriztchi & Co., CPA, P.C., the Company’s independent registered public accounting firm, is responsible for performing an audit of the Company’s consolidated financial statements and internal control over financial reporting, and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and the effectiveness of the Company’s internal control over financial reporting.

             In this context, the Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2013 with the Company’s management and the independent registered public accounting firm. To ensure independence, the Audit Committee met separately with Tabriztchi & Co., CPA, P.C. and members of the Company’s management. These reviews included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company. Finally, in accordance with the Sarbanes Oxley Act of 2002, Section 404, the Audit Committee received a positive attestation and report from Tabriztchi & Co., CPA, P.C. regarding the Company’s internal financial reporting controls.

             Based on the reviews and discussions described above, the Audit Committee recommended to the Board the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the Securities and Exchange Commission.

/s/ The Audit Committee

Dr. Paul Gitman, Chair
Henry Morgan
Michael Schamroth

REPORT OF THE COMPENSATION COMMITTEE

             The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management, and based upon such discussions, the Compensation Committee recommended to the Board that this Compensation Discussion and Analysis be included in the Proxy Statement.

/s/ The Compensation Committee

Henry Morgan, Chairman
Dr. Paul Gitman
Michael Schamroth

Compensation Discussion and Analysis

             This section discusses the principles and policies underlying our executive compensation program for our named executive officer, Thomas L. Wegman. The Compensation Committee oversees our executive compensation programs. In this role, the Compensation Committee reviews and approves, or makes recommendations to the Board with respect to, all compensation decisions relating to our named executive officers.

Objectives of the Company’s Executive Compensation Programs

As determined by the Compensation Committee, the Company’s compensation programs for its executive officers are designed to achieve the following objectives:

  motivate our executive officers to achieve the Company’s annual and long-term corporate objectives and strategies;
  provide compensation opportunities that are competitive with similarly sized biotechnology companies;
  align executive interests with those of our stockholders; and
  attract and retain talented executives.

Elements of Executive Compensation

The Company’s executive compensation packages focus of the following three elements:

  base salary;
  termination and change of control payments; and
  performance based stock incentives.

The Compensation Committee determines, in its sole discretion, the appropriate components of the compensation packages. Executive Compensation may increase or decrease year-to-year based upon, among other things, an executive’s annual performance or changes in an executive’s responsibilities.

Base Salary. Mr. Wegman’s base salary is based upon a number of factors including his seniority, scope of responsibilities, individual performance, his contributions to the Company and the Company’s overall financial and stock price performance. The Compensation Committee annually reviews Mr. Wegman’s base salary and may recommend to the Board adjustments to his base salary after considering his responsibilities, performance and contributions to the Company and the Company’s performance.

Employment Agreements; Termination and Change of Control Payments.

             On August 5, 2008, the Company entered into an Executive Employment Agreement with Thomas L. Wegman pursuant to which Mr. Wegman serves as the President and Principal Executive Officer of the Company (the “Wegman Employment Agreement”). The Wegman Employment Agreement superseded the Change of Control Agreement dated June 18, 2007 between the Company and Mr. Wegman. Under the Wegman Employment Agreement, following the expiration of the initial two year term, the Wegman Employment Agreement runs for successive one year terms until terminated by the Company or Mr. Wegman at the end of the then- current term upon 90 days’ prior notice of the termination to the other party. Initially, the Wegman Employment Agreement provided that Mr. Wegman would earn a base salary equal to $250,000 per year and receive an automobile allowance of $350 per month, plus reimbursement of expenses incurred on the Company’s behalf. On June 17, 2009, however, the Company’s Compensation Committee unanimously recommended to the Board, and the Board approved and declared effective, an increase in Mr. Wegman’s base salary from $250,000 to $300,000 per year. Effective as of August 1, 2013, the Company’s Compensation Committee unanimously recommended to the Board, and the Board approved, an increase in Mr. Wegman’s base salary from $300,000 to $350,000 per year. Under the Wegman Employment Agreement, Mr. Wegman will also be eligible to receive stock options, restricted stock or other equity awards at the discretion of the Board or the Compensation Committee. However, on June 17, 2010, the Board decided that, absent special circumstances, the Company would no longer grant any new options to its directors, officers, employees or consultants.

             Pursuant to the terms of the Wegman Employment Agreement, if the Company terminates Mr. Wegman’s employment without Cause (defined below) or Mr. Wegman resigns from his employment with the Company for Good Reason (defined below), then Mr. Wegman is entitled to: (i) a lump sum payment equal to (a) the average of Mr. Wegman’s annual base salary and bonuses paid by the Company to Mr. Wegman over the five (5) years prior to the time of such termination, multiplied by (b) three (3), payable not later than thirty (30) days after the date of termination; (ii) continuation of his participation in the Company’s benefit plans for eighteen (18) months following termination, at the highest level provided to Mr. Wegman during the period immediately prior to the termination and at no greater cost than the cost he was paying immediately prior to such termination; (iii) 100% of any options to purchase shares of Common Stock of the Company then held by Mr. Wegman, which options are then subject to vesting, shall be accelerated and become fully vested and exercisable on the date immediately preceding the effective date of such termination (excluding options that would vest, if at all, upon the attainment of performance goals or any criteria other than the passage of time or continued performance of services by Mr. Wegman); and (iv) if, on the date immediately preceding the effective date of such termination, Mr. Wegman then holds shares of Common Stock that are subject to restrictions on transfer issued to Mr. Wegman in a transaction other than pursuant to the exercise of a stock option, then, such restrictions shall expire in their entirety on the date immediately preceding the date of termination and all of such shares of Common Stock shall become transferable free of restriction, subject to the applicable provisions of federal and state securities laws.

             If Mr. Wegman’s employment with the Company terminates voluntarily without Cause by Mr. Wegman, for Cause by the Company or due to Mr. Wegman’s death or disability, then Mr. Wegman is not entitled to any severance.

             Mr. Wegman’s receipt of any severance will be subject to him signing and not revoking a customary release of claims. No severance will be paid or provided until the release becomes effective and any period to revoke the same has expired. In addition, if Mr. Wegman engages in Specified Conduct (defined below) during the 12 month period following his termination (the “Severance Period”) or has breached any other agreement with the Company relating to nondisclosure of confidential information, in addition to other remedies available to the Company, the Company may seek disgorgement from Mr. Wegman of a sum equal to (A) the sum of all payments made by the Company to or on behalf of Mr. Wegman as severance, multiplied by (B) a fraction, the numerator of which is (1) the number of calendar months that comprise Mr. Wegman’s Severance Period, less (2) the number of calendar months elapsed from the date of Mr. Wegman’s termination of employment to the date of such breach or the first date Mr. Wegman engages in Specified Conduct, and the denominator of which is the number of calendar months that comprise Mr. Wegman’s Severance Period.

             Under the Wegman Employment Agreement:

             “Cause” means (i) a willful failure to carry out a proper directive of the Board, (ii) a willful act of gross misconduct that injures the Company, (iii) a material breach of the Wegman Employment Agreement, (iv) a material breach of the Secrecy Agreement dated January 11, 2007 by and between Mr. Wegman and the Company (the “Secrecy Agreement”), (v) a willful material violation of federal or state laws which materially injures the Company, or (vi) a conviction or plea of guilty or no contest to a felony involving moral turpitude.

             A termination by Mr. Wegman for “Good Reason,” means a termination within two years or less following (i) a material reduction in his base salary; (ii) a material reduction in his authority, duties, or responsibilities; (iii) a material reduction in his superior’s authority, duties, or responsibilities; (iv) a material reduction in the budget over which he has authority; (v) a material change in the geographic location where he must perform services; or (vi) a material breach by the Company of the Wegman Employment Agreement.

             “Specified Conduct” means (i) unauthorized disclosure of confidential information in violation of the Secrecy Agreement; (ii) engagement, directly or indirectly, in any business that is competitive with the businesses of Company at the time of Mr. Wegman’s termination (other than less than 5% ownership of a public company); (iii) Mr. Wegman’s hiring, directly or indirectly, any individual who was an employee or consultant of the Company within the six (6) month period prior to his termination of employment, or his soliciting or inducing, directly or indirectly, any such individual to terminate his or her employment or consultancy with the Company, unless such person was previously terminated by the Company; or (iv) his solicitation, directly or indirectly, of any individual who was partner, customer, or vendor of the Company within the six (6) month period prior to Mr. Wegman’s termination of employment, to terminate or otherwise limit or reduce his or her relationship with the Company.

             A copy of the Wegman Employment Agreement was filed on Form 8-K with the SEC on August 8, 2008. The foregoing descriptions of the Wegman Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreement.

Performance Based Stock Incentives. Historically, stock option awards were the Company’s primary incentive provided to, among others, its executive management. However, in an effort to increase stockholder value, the Company decided on June 17, 2010, that absent special circumstances, the Company will not grant any new options to, among others, its executive management. In accordance with this determination, the Board, upon the recommendation of the Compensation Committee, revised the Company’s compensation policy to provide cash, rather than equity, incentives to its executive management. Notwithstanding the policy revision, the Board may, upon the occurrence of special circumstances as determined by the Board in its sole discretion, award qualified incentive stock options or non-qualified stock options in accordance with the Company’s 2001 Stock Option Plan.

Other Executive Compensation Policies

Tax and Accounting Considerations. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), generally disallows a tax deduction for compensation in excess of $1.0 million paid to our named executive officers whose compensation is required to be disclosed to our stockholders under the Securities Exchange Act of 1934, as amended. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. The Company structures the performance-based portion of any executive compensation package to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to the Company. However, the Compensation Committee may recommend to the Board compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

             “Nonqualified deferred compensation” is required by Section 409A of the Internal Revenue Code to be paid under plans or arrangements that satisfy certain statutory requirements regarding timing of deferral elections, timing of payments and certain other matters. Employees and service providers who receive compensation that fails to satisfy these requirements may be subject to accelerated income tax liabilities, a 20% excise tax, penalties and interest on their compensation under such plans. The Company designs and administers our compensation and benefits plans and arrangements for all of our employees and service providers, including our named executive officer, to keep them either exempt from or in compliance with the requirements of Section 409A. Under the Wegman Employment Agreement, any provision which causes Mr. Wegman’s payments or benefits to be paid thereunder to fail to comply with Section 409A of the Internal Revenue Code are deemed to be null and void.

             Sections 280G and 4999 of the Internal Revenue Code impose certain adverse tax consequences on compensation treated as excess parachute payments. An executive is treated as having received excess parachute payments if such executive receives compensatory payments or benefits that are contingent on a change in control, and the aggregate amount of such payments and benefits equal or exceeds three times the executive’s base salary amount. The portion of the payments and benefits in excess of one times base salary amount are treated as excess parachute payments and are subject to a 20% excise tax, in addition to any applicable federal income and employment taxes. Under the Wegman Employment Agreement, however, the amount of any excess parachute payments shall be reduced to the extent necessary so that no portion of the total benefits to be received by Mr. Wegman is subject to the excise tax.

Deferred Compensation and Retirement Plans. The Company does not have a deferred compensation program, pension benefits, retirement plans or any post-retirement healthcare plans.

Perquisites and Other Benefits. The perquisites received by Mr. Wegman are limited to a car allowance, vacation and reimbursement for reasonable out-of-pocket expenses incurred by Mr. Wegman in connection with the performance of his duties.

Role of Executive Officers in Determining Executive Compensation. The Compensation Committee recommends all compensation decisions related to Mr. Wegman to the Board for its approval. Such recommendations are prepared by the Compensation Committee without any input from Mr. Wegman.

Stock Ownership Requirements and Hedging Policies. Currently, the Company does not have any formal stock ownership requirements or any specific hedging policies related to stock ownership.

Benefits. Mr. Wegman is entitled to participate in the employee benefit plans maintained by the Company, including the Company’s health and dental insurance plans and its 401(k) plan.

Stockholder Advisory Votes. The Compensation Committee has reviewed the results of the Company’s 2011 Annual Meeting held on June 13, 2011 (the “2011 Annual Meeting”) where the stockholders of the Company approved, on an advisory basis, the compensation of Mr. Wegman as disclosed in the proxy statement for the 2011 Annual Meeting pursuant to the requirements of Section 14A of the Exchange Act (15 U.S.C. 78n-1). At the 2011 Annual Meeting, the stockholders of the Company, recommended, on an advisory basis, that future advisory votes on the compensation of the Company’s named executive officers be held with a frequency of every three (3) years. In connection with the 2014 Annual Meeting, the stockholders of the Company will be afforded the opportunity to vote, on an advisory basis, on a proposal related to the compensation of the Company’s named executive officer. The Compensation Committee intends to review the results of this stockholder advisory vote and to make recommendations to the Board based on a review of the results.

Risk Considerations

             The Compensation Committee annually evaluates whether there are potential risks arising from the Company’s compensation policies and practices. Based on such evaluation, the Compensation Committee believes that the Company’s compensation policies and practices do not encourage executives to take excessive risks because the various elements of the Company’s executive compensation policies and practices diversify the risks associated with any single element of the executive’s compensation. Instead, the elements of the Company’s executive compensation policy are, collectively, designed to achieve the Company’s annual and long-term corporate objectives and strategies.

SUMMARY COMPENSATION TABLE

             The following table summarizes the annual compensation paid to our named executive officer for the three fiscal years ended December 31, 2013, 2012 and 2011.

Name And Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Thomas L. Wegman President, Principal Executive Officer and Principal Financial Officer (1)	2013	350,000 (2)	-	-	-	2,823 (3)	352,823
	2012	300,000	-	-	-	2,393(3)	302,393
	2011	300,000	-	-	-	2,533 (3)	302,533

(1)	Thomas L. Wegman also serves as the President of the Company’s wholly-owned subsidiary, Advance Biofactures Corporation, for no additional compensation.

(2)	Thomas L. Wegman’s salary increase went into effect as of August 1, 2013. Thomas L. Wegman received $323,661 in compensation from the Company for the 2013 fiscal year.

(3)	Includes the cost of the vehicle leased by the Company for use by Thomas L. Wegman.

GRANTS OF PLAN-BASED AWARDS

             Mr. Thomas L. Wegman did not receive any awards pursuant to a Company incentive plan during the fiscal year ended December 31, 2013.

Narrative Disclosure to Summary Compensation Table

Thomas L. Wegman

             On September 6, 2006, as an incentive for attaining certain goals for the Company, the non-employee members of the Board granted to Thomas L. Wegman non-qualified stock options to acquire 100,000 shares of common stock of the Company at an exercise price equal to $0.83 per share (100% of the closing sales price of the common stock on the grant date) and expiring ten years from the vesting date. The options are to vest in two installments if the Company achieves certain objectives set by the Board.

             On October 24, 2007, upon the Company becoming current in its SEC filings, 50,000 of the 100,000 non-qualified stock options granted to Thomas L. Wegman on September 6, 2006 vested. On April 1, 2010, upon the fulfillment by the Company of certain goals, the remaining 50,000 of the 100,000 non-qualified stock options granted to Mr. Thomas L. Wegman on September 6, 2006 vested.

             On August 5, 2008, the Board awarded contingent, non-qualified stock options to purchase 50,000 shares of Common Stock to Thomas L. Wegman at an exercise price of $21.00 per share (100% of the closing sales price of the Common Stock on the grant date), which were to vest upon the achievement by the Company of certain goals set by the Board. On February 25, 2013, the Board certified that such goals had been achieved by the Company and the 50,000 contingent options had vested.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Thomas L. Wegman President, Principal Executive Officer and Principal Financial Officer	100,000	-	-	1.00	01/22/2016
	25,000	-	-	.83	09/05/2016
	50,000	-	-	.83	10/23/2017
	50,000	-	-	21.00	08/04/2018
	50,000	-	-	.83	04/01/2020

OPTION EXERCISE AND STOCK VESTED

             The following table summarizes option exercises by Mr. Thomas L. Wegman during the fiscal year ended 2013 and any vesting of stock held by Mr. Thomas L. Wegman during the fiscal year ended 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Thomas L. Wegman President, Principal Executive Officer and Principal Financial Officer	-	-	-	-

DIRECTOR COMPENSATION(1)

             The following table summarizes the annual compensation paid to our directors for the fiscal year ended December 31, 2013.

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Henry Morgan(3)	65,000	-	-	-	-	-	65,000
Dr. Paul Gitman(3)	65,000	-	-	-	-	-	65,000
Michael Schamroth(3)	65,000	-	-	-	-	-	65,000
Dr. Mark Wegman(3)	42,000	-	-	-	-	-	42,000
Toby Wegman(3)	22,000	-	-	-	-	-	22,000
George Gould (3)	65,000		-	-	-	-	65,000
.
(1)	Thomas L. Wegman serves as our President and received no additional compensation to serve on the Board as a director during 2013.

(2)	Reflects the aggregate dollar amount of all fees earned or paid in cash for services as a director, including committee fees.

(3)

As of December 31, 2013, (i) Mr. Morgan had, in the aggregate, options to purchase 159,000 shares of Common Stock, (ii) Dr. Gitman had, in the aggregate, options to purchase 114,000 shares of Common Stock, (iii) Mr. Schamroth had, in the aggregate, options to purchase 109,000 shares of Common Stock, (iv) Dr. Mark Wegman had, in the aggregate, options to purchase 30,000 shares of Common Stock, (v) Toby Wegman had, in the aggregate, options to purchase 15,000 shares of Common Stock, and (vi) George Gould had, in the aggregate, options to purchase 15,000 shares of Common Stock.

Narrative Disclosure to Director Compensation Table

Current Director Compensation Arrangements

             The Company’s current director compensation policy provides that independent directors receive $45,000 annually for their service on the Board, while non-independent, non-employee directors receive $22,000. Each non-employee director also receives an additional $5,000 annually to the extent that such non-employee director is a member of a formal or informal Committee of the Board and an additional $5,000 annually to the extent that such non-employee director is a chair of any such Committee of the Board. Each of the Audit Committee Financial Expert, if any, and the Intellectual Property Committee IP Expert, if any, receives an additional $10,000 annually for such service. Directors are also eligible to receive options under the Company’s 2001 Stock Option Plan. However, in an effort to increase stockholder value, the Company announced on June 17, 2010 that, absent special circumstances, the Company would no longer grant any new options to, among others, its directors.

Change of Control Agreements for Certain Independent Directors

             On June 18, 2007, the Company entered into Change of Control Agreements with its directors, Dr. Paul Gitman, Henry Morgan and Michael Schamroth and on September 17, 2013, the Company entered into a Change of Control Agreement with George Gould (each agreement, a “Director Change of Control Agreement”). Pursuant to the terms of the Director Change of Control Agreement, in the event that the director’s service on the Board is terminated pursuant to a transaction resulting in a Change of Control, as defined below, then (A) 100% of any options to purchase shares of Common Stock then held by the Director, which options are then subject to vesting, shall be accelerated and become fully vested and exercisable on the date immediately preceding the effective date of such termination and (B) if, on the date immediately preceding the effective date of such termination, the Director then holds shares of Common Stock that are subject to restrictions on transfer issued to the Director in a transaction other than pursuant to the exercise of a stock option, then, such restrictions shall expire in their entirety on the date immediately preceding the date of termination and all of such shares of Common Stock shall become transferable free of restriction, subject to the applicable provisions of federal and state securities laws.

             Under the Director Change of Control Agreements, a “Change of Control” means the occurrence of any one of the following:

  the acquisition by any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended), other than the Company or its affiliates, from any party of an amount of the capital stock of the Company, so that such person holds or controls 40% or more of the Company’s capital stock; or

  a merger or similar combination between the Company and another entity after which 40% or more of the voting stock of the surviving corporation is held by persons other than the Company or its affiliates; or

  a merger or similar combination (other than with the Company) in which the Company is not the surviving corporation; or

  the sale of all or substantially all of the Company’s assets or business.

             A copy of the Director Change of Control Agreement entered into by directors Dr. Paul Gitman, Henry Morgan and Michael Schamroth was filed with the SEC on June 22, 2007 as an exhibit to Form 8-K. The foregoing descriptions of the Director Change of Control Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements.

             Currently, all stock options held by the directors who are party to the Director Change of Control Agreements have fully vested in accordance with the terms of their respective grants. Additionally, on June 17, 2010, the Board decided that, absent special circumstances, the Company would no longer grant any new options to its directors, officers, employees or consultants. Since such date, the Company has not granted any new options to, among others, the directors who are a party to the Directors Change of Control Agreements.

Compensation Committee Interlocks and Insider Participation

             During 2013, the members of the Compensation Committee were Michael Schamroth, Dr. Paul Gitman and Henry Morgan. Mr. Morgan serves as the Chair of the Compensation Committee. No member of the Compensation Committee was at any time during 2013, or formerly, an officer or employee of the Company or the Company’s subsidiary, and no member of the Compensation Committee had any relationship with the Company during 2013 requiring disclosure under Item 404 of Regulation S-K.

             During 2013, Thomas L. Wegman served on the Board. He, however, did not serve as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more executive officers who served as a member of our Board or Compensation Committee during 2013.

PROPOSAL 1

ELECTION OF DIRECTORS

             The Board is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. It selects the Company’s executive officers, delegates authority for the conduct of the Company’s day-to-day operations to those officers, and monitors their performance. Members of the Board are kept informed of the Company’s business by, among other things, participating in Board and Committee meetings and by reviewing analyses and reports.

             The Board is divided into three classes with only one class of directors being elected in each year. The term of office of the first class of directors, presently consisting of Thomas L. Wegman and Dr. Paul Gitman is scheduled to expire at the annual meeting for the year 2015; the term of office of the second class of directors, presently consisting of Henry Morgan, Michael Schamroth, and George Gould, is scheduled to expire at the annual meeting for the year 2016; and the third class of directors, consisting of Toby Wegman and Dr. Mark Wegman, will expire on the date of the 2014 Annual Meeting. All directors will hold office for a term of three years or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified.

             The individuals who have been nominated for election to the Board at the 2014 Annual Meeting are set forth below. If, as a result of circumstances not now known or foreseen, any nominee is unavailable to serve as a nominee for the office of director at the time of the 2014 Annual Meeting, the holders of the proxies solicited by the Proxy Statement may vote those proxies either (i) for the election of a substitute nominee who will be designated by the proxy holders or by the present Board or (ii) for the balance of the nominees, leaving a vacancy. Alternatively, the size of the Board may be reduced accordingly. The Board has no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director. The two nominees for election as directors are uncontested.

The Board of Directors recommends a vote FOR the election of the nominees listed below.

NOMINEES

             The names, positions with the Company and ages as of the Record Date of the individuals who are our nominees for election as directors are:

Name	Age	Position	Director Since
Toby Wegman	79	Director	2007
Mark Wegman	64	Director	2007

             For information as to the shares of the Common Stock held by each of our nominees, see “Securities Ownership of Certain Beneficial Owners and Management,” above and for biographical summaries for each of our director nominees, see “Directors and Executive Officers” above.

             There are no arrangements or understandings between the nominees, directors or executive officers and any other person pursuant to which our nominees, directors or executive officers have been selected for their respective positions.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY ON PAY”)

             The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) requires that our Stockholders have the opportunity to cast a non-binding advisory vote to approve the compensation of our named executive officer as disclosed in the Compensation Discussion and Analysis (“CD&A”), tabular disclosures, and other narrative executive compensation disclosures in the Proxy Statement.

             As previously discussed in the CD&A, the Company’s compensation policies are designed to motivate our executive officers to achieve the Company’s annual and long-term corporate objectives and strategies, provide compensation opportunities that are competitive with similarly sized biotechnology companies, align executive interests with those of our stockholders, and attract and retain talented executives. Moreover, the Board believes that the elements underlying our compensation policies align executive pay with the long-term interest of our Stockholders.

             For the reasons stated, the Board recommends a vote “FOR” the following non-binding resolution:

“RESOLVED, that the stockholders approve the current compensation of Thomas L. Wegman, as disclosed in the Compensation Discussion and Analysis, tabular disclosures, and other narrative executive compensation disclosures in the Proxy Statement.”

             Although the vote is non-binding, the Compensation Committee, along with the Board, will review the voting results. To the extent that there is a significant negative vote, we will consult directly with the Stockholders to better understand the concerns that influenced the vote. The Compensation Committee, along with the Board, welcomes any constructive feedback obtained through this process in making future compensation arrangements for the Company’s named executive officers.

             In accordance with the Dodd-Frank Act, this vote does not overrule any compensation decisions made by the Board, will not create or imply any change to any fiduciary duties of the Board and will not restrict or limit the ability of our Stockholders to make proposals for inclusion in proxy materials related to executive compensation.

The Board recommends a vote FOR the approval, on an advisory basis, of the current executive compensation arrangement of Thomas L. Wegman.

INDEPENDENT PUBLIC ACCOUNTANTS

             We are not asking our stockholders to ratify the selection of Tabriztchi & Co., CPA, P.C. (“Tabriztchi”) as the Company’s independent public accounting firm as the Board is considering the appointment of a new independent public accounting firm. Unless and until the Company makes a change, Tabriztchi will continue to serve as the Company’s independent public accounting firm for 2014. Our financial statements for the 2013, 2012, and 2011 fiscal years were audited and reported upon by Tabriztchi.

             A representative of Tabriztchi will be present at the 2014 Annual Meeting either in person or by telephone. Such representative will have an opportunity to make a statement and, to the extent such representative desires to do so, respond to appropriate questions regarding the audited financial statements for the 2013 fiscal year.

Fees

             The following is a summary of the fees billed to the Company by Tabriztchi for professional services rendered for the fiscal years ended December 31, 2013 and 2012, respectively:

	2013	2012

Audit fees(1)	$78,975	$77,713
Audit-related fees(2)	2,700	11,450
Tax fees	-	-
All other fees	-	-

__________

(1)

Consists of fees billed for the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)	Consists of fees in connection with statutory filings or procedures related to the audit of income tax provisions during 2013 and 2012.

Pre-Approval Policies and Procedures

             The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to the pre-approval procedure described below.

             From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next twelve (12) months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

STOCKHOLDER COMMUNICATIONS

             The Company has a process for Stockholders who wish to communicate with the Board. Stockholders who wish to communicate with the Board may write to it at the Company’s address given above. These communications will be received by Thomas L. Wegman, President of the Company, and will be presented to the Board.

STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

             Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, any Stockholder desiring to include a proposal in our proxy statement with respect to the 2015 annual meeting should arrange for such proposal to be delivered to us at our principal place of business no later than December 31, 2014 in order to be considered for inclusion in our proxy statement relating to such annual meeting. Matters pertaining to such proposals, including the number and length thereof, and the eligibility of persons entitled to have such proposals included, are regulated by the Securities Exchange Act of 1934, as amended, the rules and regulations of the SEC and other laws and regulations to which interested persons should refer.

             In addition, pursuant to our bylaws, any Stockholder desiring to submit a proposal for action or nominate one or more persons for election as directors at the 2015 annual meeting of Stockholders must submit a notice of the proposal including the information required by our bylaws to us between February 24, 2015 and March 26, 2015 or else it will be considered untimely and ineligible to be properly brought before the meeting. However, if our 2015 annual meeting of Stockholders is not held on Thursday, June 24, 2015, under our bylaws, this notice must be provided not earlier than the 120th day prior to the 2015 annual meeting of Stockholders and not later than the close of business on the later of (a) the 90th day prior to the 2015 annual meeting or (b) the fifth day following the date on which notice of the date of the 2015 annual meeting is first mailed to Stockholders or otherwise publicly disclosed, whichever first occurs. A proposal which is received after that date or which otherwise fails to meet the requirements for stockholder proposals established by the SEC and our bylaws will not be included. The submission of a Stockholder proposal does not guarantee that it will be included in the proxy statement.

             All such proposals and notices should be directed to the Thomas L. Wegman, our President, at 35 Wilbur Street, Lynbrook, New York 11563.

OTHER MATTERS

             At the date of the Proxy Statement, management is not aware of any matters to be presented for action at the meeting other than those described above. However, if any other matters should properly come before the 2014 Annual Meeting, it is the intention of the persons named in the accompanying Proxy Card to vote such Proxy Card in accordance with their judgment on such matters.

April 30, 2014	By Order of the Board of Directors

/s/ Thomas L. Wegman
Thomas L. Wegman, President

APPENDIX

BIOSPECIFICS TECHNOLOGIES CORP.
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 24, 2014
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS \

             It is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting in person, please vote your shares promptly by completing, signing and returning this Proxy Card. You do not need to affix postage to the enclosed reply envelope if you mail it within the United States. If you attend the meeting, you may withdraw your proxy and vote your shares personally.

             The undersigned stockholder of BioSpecifics Technologies Corp., a Delaware corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated April 30, 2014, and hereby constitutes and appoints Thomas L. Wegman and Carl A. Valenstein, or either of them acting singly in the absence of the other, with full power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of the Company’s Common Stock which the undersigned is entitled to vote at the 2014 Annual Meeting of Stockholders to be held on June 24, 2014, and at any adjournment thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

             The undersigned hereby instructs said proxies or their substitutes:

1.	Elect as Directors the nominees listed below: [ ]

Toby Wegman – Third Class – Term expires at 2017 Annual Meeting of Stockholders Mark Wegman – Third Class – Term expires at 2017 Annual Meeting of Stockholders Withhold authority for the following:

[ ]	Toby Wegman

[ ]	Mark Wegman

2.

Approve the following non-binding resolution: “RESOLVED, that the stockholders approve the current compensation of Thomas L. Wegman, as disclosed in the Compensation Discussion and Analysis, tabular disclosures, and other narrative executive compensation disclosures in the Proxy Statement.”

For	Against	Abstain
[ ]	[ ]	[ ]

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2014 Annual Meeting, and any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR THE RATIFICATION OF THE SELECTION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT DATED APRIL 30, 2014 IS UNABLE TO SERVE OR, FOR GOOD CAUSE, WILL NOT SERVE.

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I (we) acknowledge receipt of the Notice of 2014 Annual Meeting of Stockholders and the Proxy Statement dated April 30, 2014, and the 2013 Annual Report to Stockholders and ratify all that the proxies, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.

Please sign, date and mail this proxy immediately in the enclosed envelope. You do not need to affix postage to the enclosed reply envelope if you mail it within the United States.

Name
Name (if joint)
Date _____________, 2014

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice, Proxy Statement, Proxy Card and our 2013 Annual Report on Form 10-K are available at http://www.materials.proxyvote.com/090931.

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